            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------
                                              GIVE THE
                                           SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:              NUMBER OF
------------------------------------------------------------
 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under State law
 5.  Sole proprietorship account         The owner(3)
 6.  Sole proprietorship                 The owner(3)
 7.  A valid estate or pension trust     The legal entity
                                         (Do not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title.)(4)
------------------------------------------------------------

------------------------------------------------------------
                                          GIVE THE EMPLOYER
                                           IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                     NUMBER OF
------------------------------------------------------------
 8.  Corporate account                   The corporation
 9.  Religious, charitable or            The organization
     educational organization account
10.  Partnership account held in the     The partnership
     name of the partnership
11.  Association, club or other tax-     The organization
     exempt organization
12.  A broker or registered nominee      The broker or
                                         nominee
13.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district
     or prison) that receives
     agricultural program payments

------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you do not have a TIN or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on broker transactions include the following:
  - A corporation.
  - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
  - The United States of America (the "U.S.") or any of its agencies or instrumentalities.
  - A state, the District of Columbia, a possession of the U.S. or any of their political subdivisions or instrumentalities.
  - A foreign government or any of its political subdivisions, agencies or instrumentalities.
  - An international organization or any of its agencies or instrumentalities.
  - A foreign central bank of issue.
  - A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  - A futures commission merchant registered with the Commodity Futures Trading Commission.
  - A real estate investment trust.
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A common trust fund operated by a bank under section 584(a) of the Code.
  - A financial institution.
  - A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.
  Payments of dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
  - Payments to partnership not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments described in Section 404(k) of the Code made by an employee stock ownership plan.
  - Payments made by certain foreign organizations.
  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.

  - Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).
  - Payments described in section 6049(b)(5) of the Code to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451 of the Code.
  - Payments made by certain foreign organizations.
  - Mortgage interest paid to you.

Exempt payees described above should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. YOU MUST FILE THE FORM W-9 WITH THE PAYER. FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM W-9, SIGN AND DATE THE FORM W-9 AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACK-UP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049 and 6050A and 6050N of the Code and the regulations promulgated therein.

PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give their TIN to payers who must report the payments to IRS. The IRS uses the TIN for identification purposes. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TIN.--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                         YOUR TAX CONSULTANT OR THE IRS